UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2026

VIREO GROWTH INC.

(Exact name of registrant as specified in its charter)

British Columbia

(State or other jurisdiction of Incorporation)

000-56225	82-3835655
(Commission File Number)	(IRS Employer Identification No.)

207 South 9th Street Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

(612) 999-1606

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information under Item 2.01 below related to the LSA (as defined herein), to the extent responsive to Item 1.01, is incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets

As previously disclosed, in connection with the acquisition of a majority of the outstanding principal amount of 13% Senior Secured Convertible Notes due December 7, 2026 (the “Senior Secured Notes”) of Medicine Man Technologies, Inc. d/b/a Schwazze (“Schwazze”), Vireo Health of Colorado, LLC, a Colorado limited liability company (“VHC”) and wholly-owned subsidiary of Vireo Growth Inc. (the “Company”), entered into a restructuring support agreement (the “RSA”) with Schwazze and certain related entities on October 10, 2025. Prior to the closing of the Asset Sale (as defined below), a wholly owned subsidiary of the Company, CO Acquisition Vehicle, LLC, a Delaware limited liability company (“CO Acquisition”), acquired the remaining Senior Secured Notes, and as of the closing of the Asset Sale, the Company indirectly held all of the issued and outstanding Senior Secured Notes.

The RSA set forth a plan to restructure the operations and capital structure of Schwazze and its subsidiaries through a series of transactions, including, but not limited to (i) the purchase of certain assets representing a majority of the total assets of Schwazze and its subsidiaries (the “Asset Sale”) by a newly-formed entity, Vireo Health of Rocky Mountain, LLC, a Delaware limited liability company (“NewCo”), that, as of the closing of the Asset Sale, is majority owned indirectly by the Company, and (ii) the liquidation of Schwazze’s remaining assets and winding down of Schwazze’s remaining operations after consummation of the Asset Sale.

The RSA provided for the Asset Sale to be effected by way of a public disposition of collateral pursuant to §§ 9-610 and 9-611 of the Uniform Commercial Code. As previously disclosed, on November 13, 2025, a public auction of Schwazze’s collateral was completed, and the collateral agent under the indenture governing the Senior Secured Notes, acting at the direction of VHC, credit bid approximately $111 million principal amount of Senior Secured Notes on behalf of VHC and other noteholders (the “Credit Bid”). The Credit Bid was determined to be the winning bid upon conclusion of the auction. Following, the auction, Schwazze entered into an asset purchase agreement with NewCo and certain other parties on November 13, 2025 (as amended, the “Asset Purchase Agreement”).

On February 27, 2026, CO Acquisition was acquired by VHC pursuant to a membership interest purchase agreement. Prior to the acquisition, CO Acquisition entered into a First Amendment to Loan and Security Agreement (the “CO Acquisition LSA Amendment”) on February 26, 2026, which amended a Loan and Security Agreement, dated as of September 30, 2025 (as amended, the “CO Acquisition LSA”) by and among CO Acquisition as borrower, Chicago Atlantic Admin, LLC, as administrative agent and the lenders party thereto (the “CO Acquisition Lenders”). The CO Acquisition LSA provides for a term loan facility with a total principal commitment of $26,000,000, of which $25,000,000 was advanced on the closing date of the CO Acquisition LSA with $10,000,000 disbursed to the borrower and $15,000,000 held in reserve. Pursuant to the CO Acquisition LSA Amendment, the CO Acquisition Lenders released the remaining $15,000,000 held in reserve to be used by CO Acquisition to fund its commitment as a lender under the LSA. The outstanding principal balance bears interest at a fixed rate of 20.0% per annum. The default rate of interest is equal to the interest rate plus 10.0% per annum. All interest accrued from the date of the CO Acquisition LSA Amendment until June 3, 2026 is payable in kind. Thereafter, interest will be paid monthly. If the loans are prepaid in an amount equal to $16,000,000 or more or accelerated on or before March 30, 2027, the borrowers must pay a make-whole amount equal to all interest that would have accrued through March 30, 2027. The maturity date of the CO Acquisition LSA is December 31, 2029. The loans are secured by a first-priority lien on substantially all assets of CO Acquisition. The foregoing description of the CO Acquisition LSA is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the CO Acquisition LSA, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

On March 19, 2026, pursuant to the terms of the Asset Purchase Agreement, the assets subject to the Asset Sale, consisting of 45 total dispensaries in Colorado and New Mexico and two manufacturing facilities, one in each of Colorado and New Mexico, were transferred to NewCo (and certain of its designated subsidiaries) in consideration for (i) the Credit Bid and (ii) the assumption of certain specified liabilities of Schwazze. The Credit Bid resulted in the discharge of the Senior Secured Notes at Closing. Additionally, equity interests in NewCo were distributed by the collateral agent to an indirect wholly owned subsidiary of the Company, which as of the closing of the Asset Sale, held all of the issued and outstanding Senior Secured Notes. As a result of this distribution and certain other transactions, the subsidiary of the Company became the majority owner of NewCo. The foregoing description of the Asset Purchase Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, which is filed as Exhibits 2.1, 2.2, 2.3 and 2.4 to this Current Report on Form 8-K, which is incorporated herein by reference.

On March 19, 2026, NewCo entered into a Loan and Security Agreement (the “LSA”) with Chicago Atlantic Financial Services, LLC, as administrative agent, the lenders party thereto (the “Lenders”) and NewCo’s existing subsidiaries, as guarantors. The Lenders provided a senior secured term loan facility comprised of two tranches. The Tranche A Term Loan is approximately $50 million in aggregate principal amount, of which CO Acquisition, as lender, holds approximately $5.5 million, and the Tranche B Term Loan is approximately $12.7 million in aggregate principal amount and is held in its entirety by CO Acquisition. Both tranches were advanced in full on the closing date. The Tranche A maturity date is December 31, 2031, and the Tranche B maturity date is December 31, 2033. The loans bear interest at a fixed rate of 12.0% per annum. Interest is payable semi-annually. The outstanding principal balance is due in full for each tranche on its respective maturity date. If the loans are prepaid or accelerated on or before June 19, 2026, the borrowers must pay a make-whole amount equal to all interest that would have accrued through June 19, 2026. The loans are secured by a first-priority lien on substantially all assets of NewCo and its existing subsidiaries, except for those assets described therein as excluded assets. The foregoing description of the LSA is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the LSA, which is filed as Exhibit 10.2 to this Current Report on Form 8-K, which is incorporated herein by reference.

Chicago Atlantic Admin, LLC serves as collateral agent under the indenture formerly governing the terms of the Senior Secured Notes and administrative agent under the CO Acquisition LSA. Chicago Atlantic Financial Securities, LLC serves as administrative agent under the LSA. John Mazarakis, the Company’s Chief Executive Officer, is a partner of Chicago Atlantic Group, LP, an affiliate of Chicago Atlantic Admin, LLC and Chicago Atlantic Financial Securities, LLC.

A copy of the Asset Purchase Agreement has been filed to provide shareholders with information regarding its terms and conditions and is not intended to provide any factual information about the Company or Schwazze. The representations, warranties and covenants contained in the Asset Purchase Agreement have been made solely for the benefit of the parties to the Asset Purchase Agreement, and are not intended as statements of fact to be relied upon by the Company’s shareholders, but rather as a way of allocating the risk between the parties to the Asset Purchase Agreement in the event the statements therein prove to be inaccurate. Statements made in the Asset Purchase Agreement have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Asset Purchase Agreement, which disclosures are not reflected in the Asset Purchase Agreement attached hereto. Moreover, such statements may no longer be true as of a given date and may apply standards of materiality in a way that is different from what may be viewed as material by shareholders. Accordingly, shareholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Schwazze. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Asset Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Company acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Current Report on Form 8-K not misleading.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 2.01 above related to the CO Acquisition LSA and the LSA, to the extent responsive to Item 2.03, is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure

On March 24, 2026, the Company issued a press release announcing the matters disclosed in this Current Report on Form 8-K, which is attached as Exhibit 99.1 hereto and is incorporated herein solely for purposes of this Item 7.01 disclosure.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this Item 7.01 disclosure, including Exhibit 99.1, and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
2.1+*	Asset Purchase Agreement between Medicine Man Technologies, Inc. d/b/a Schwazze, NewCo, and certain other parties thereto, dated November 13, 2025
2.2+	First Amendment to Asset Purchase Agreement between Newco and Chicago Atlantic Admin, LLC, dated January 29, 2026
2.3+*	Second Amendment to Asset Purchase Agreement between Newco and Chicago Atlantic Admin, LLC, dated March 2, 2026
2.4*	Third Amendment to Asset Purchase Agreement between Newco and Chicago Atlantic Admin, LLC, dated March 19, 2026
10.1+*	First Amendment to Loan and Security Agreement by and among CO Acquisition Vehicle, LLC, as borrower, Chicago Atlantic Admin, LLC, as administrative agent and the lenders party thereto dated February 26, 2026
10.2+*	Loan and Security Agreement among Vireo Health of Rocky Mountain, LLC, each Person party thereto as a Guarantor, the creditors party thereto and Chicago Atlantic Financial Services, LLC dated March 19, 2026
99.1**	Press Release, dated as of March 24, 2026
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

+Pursuant to Item 601(a)(5) of Regulation S-K, schedules have been omitted and will be furnished on a supplemental basis to the Securities and Exchange Commission upon request.

*Certain confidential information has been excluded from this exhibit because it is both (i) not material and (ii) the type of information that the registrant treats as private or confidential.

**Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIREO GROWTH INC. (Registrant)

Date: March 25, 2026	By:	/s/ Tyson Macdonald
Tyson Macdonald
Chief Financial Officer